SPIN-OFF AGREEMENT

AGREEMENT dated September 19, 1996 by and between Kushi Natural Foods Corp. ("Foods") and Kushi Macrobiotics Corp. ("KMC"), each a Delaware corporation.

WHEREAS, Foods and KMC are parties, together with American Phoenix Group, Inc., a Nevada corporation ("APHX") to a certain Amended and Restated Agreement and Plan of Merger, dated August 12, 1996 (the "Merger Agreement"); and

WHEREAS, since its inception, KMC has been engaged in the business of developing, marketing and selling a product line comprised of macrobiotic foods (the ("Macrobiotic Food Business"); and

WHEREAS., the Merger Agreement provides that at the Effective Time (as defined in the Merger Agreement), APHX will merge with and into KMC (the "Merger") and simultaneously therewith KMC will transfer its Macrobiotic Foods Business to Foods in exchange for shares of the Common Stock, par value .0001 of Foods
("Foods Shares"), which shall be distributed to the stockholders of KMC as of immediately prior to the Effective Time; and

WHEREAS, the Merger Agreement further provides for the execution and delivery of an Indemnification Agreement in favor of the surviving corporation

NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth in the Merger Agreement and in this Agreement, the parties hereby agree as follows:

1 . Transfer and Assignment of Operational Assets; Assumption of Liabilities.

1.1 KMC agrees to transfer and assign to Foods all of its right, title and interest in and to assets of every nature, kind and description, tangible and intangible, used, held or owned by KMC in connection with the conduct of the Macrobiotic Food Business exclusive of KMC's right, title and interest in the premises leased by it located at 2 Cranberry Road, Parsippany, New Jersey (the "Parsippany Premises") and the premises located at Three Stamford Landing, Suite 210, Stamford, Connecticut (the "Stamford Premises") (the assets to be transferred hereunder being hereinafter referred to as the "KMC Operational Assets". The transfer and assignment of the KMC Operational Assets shall become effective as of the Effective Time without the necessity of any further act by either KMC or Foods.

1.2 Foods hereby agrees to assume all of the obligations and liabilities of KMC which now exist or which may hereafter arise relating to or arising from the KMC Operational Assets or to the conduct of Macrobiotic Foods Business at any time from its inception to the Effective Time, except for such obligations and liabilities which arise from or relate to the interests of KMC in the Parsippany Premises or the Stamford Premises. The assumption of such obligations and liabilities by Foods shall become effective as of the Effective Time without the necessity of any further acts by either KMC

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or Foods.

2. Issuance of Shares of Food.

     2.1 In consideration for the transfer and assignment to Foods of all of the KMC Operational Assets, Foods shall issue to KMC that number of Food Shares as shall be equal to three times the number of shares the Common Stock, par value,
 .001 per share, of KMC as shall be outstanding immediately preceding the Effective Time, such issuance of stock to be effective as of the Effective Time of the Merger.

3. Closing .

3.1 A closing (the "Closing") hereunder shall take place at the Effective Time (or as soon as practicable thereafter),

3.2 At the Closing, KMC shall: (i) KMC shall execute and deliver to Foods a bill of sale and license in substantially the form of Exhibit A hereto, together with such other instruments of transfer and assignment as Foods shall reasonably request in order to effect the transfer and assignment to Foods of all of the KMC Operational Assets; (ii) execute and deliver to Foods the Indemnity and Escrow Agreement in substantially the form of Exhibit B hereto, and (iii) execute and deliver to Foods a certificate of the President and Secretary of KMC as to the fulfillment to the conditions to the performance by Foods set forth in
Article 5 hereof.

3.3 At the Closing, Foods shall: (i) deliver to KMC a certificate representing the shares of Foods to be issued in accordance with Section 2. 1 hereof, together with a certificate of the President and Secretary of Foods as to the valid issuance and authorization of such shares and the fulfillment of the other conditions to the performance by KMC set forth in Article 5 hereof, and (ii) execute and deliver to KMC the Indemnity and Escrow Agreement.

4. Representations and Warranties.

4.1 Each of the parties hereto represents and warrants to each other party that it is a corporation duly incorporated, validly existing and in good standing under laws of its jurisdiction of incorporation and that the execution, delivery and performance by it of this Agreement and the transactions contemplated hereby has been duly authorized by all necessary corporate action.

4.2 Foods hereby represents and warrants that the Foods Shares to be issued pursuant to Section 2.1 hereof, will be, upon such issuance, duly authorized and validly issued, fully paid, non-assessable and free of preemptive rights. Foods further warrants that on and as of the Effective Time the Foods Shares issued pursuant to Section 2.1 shall constitute all of the issued and outstanding capital stock of Foods and that there are no subscriptions, options, warrants or other rights, calls, agreements or commitments or obligations of Foods to issue its capital stock.



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5. Conditions to the Obligation of the Parties.

The obligation of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction by the other party on or prior to the Effective Time of the following conditions:

5.1 The representations and warranties of such other party contained in this Agreement or any document to be delivered by such party to this Agreement shall be true and correct in all material respects at and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time.

5.2 Such other party shall have performed and complied in all material respects with all of obligations under this Agreement.

6.0 Termination. In the event of the termination of the Merger Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or their respective officers and directors.

7.0 Miscellaneous.

7.1 This Agreement may be amended only by written agreement between Foods and KMC.

7. 2. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

7.3 All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 7.3):

(a) if to KMC, to:

                                    American Phoenix Group, Inc.
                                    5 Park Plaza, Suite 1260
                                    Irvine, California 92714

(b) if to Foods, to:

All such notices and communications hereunder shall be deemed given when received, as evidenced

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by the signed  acknowledgment  of  receipt of the person to whom such  notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

7.4 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

7.5 Neither this Agreement nor any provision hereof nor any certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.

7.6 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7 This Agreement, and the certificates and other instruments and documents delivered pursuant thereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties.

7.8 The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder.

7.9 The parties hereto agree that irreparable damage would occur in the event this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or equity.

IN WITNESS WHEREOF, KMC and Foods bove caused this Agreement to be duly executed and delivered as of the date first above written.

KUSHI MACROBIOTICS CORP.
By: /s/ Daniel A. France
    -----------------------------------------------------
         Name:     Daniel A. France
         Title:   V.P., Chief Operating/Financial Officer

KUSHI NATURAL FOODS CORP.
By: /s/ Michio Kushi
    -----------------------------------------------------
         Name:    Michio Kushi
         Title:   Chairman - CEO

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